Exhibit 2.k.37

AMERICAN CAPITAL, LTD.

(f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

SECOND AMENDMENT

Dated as of August 18, 2009

to

NOTE PURCHASE AGREEMENT

Dated as of September 26, 2005

Re:

$75,000,000 Floating Rate Senior Notes, Series 2005-B, due October 30, 2020

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated as of August 18, 2009 (the or this “Second Amendment”) to that certain Note Purchase Agreement dated as of September 26, 2005, as amended by the First Amendment (as defined below), is between AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.), a Delaware corporation (the “Company”), and each of the certain unaffiliated investors holding Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A. The Company and each of the Purchasers heretofore entered into the Note Purchase Agreement dated as of September 26, 2005 (the “Original Note Purchase Agreement”). Pursuant to the Original Note Purchase Agreement, the Company issued and presently has outstanding $75,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series 2005-B, due October 30, 2020 (hereinafter referred to as the “Notes”).

B. The Company and Required Holders amended the Original Note Purchase Agreement pursuant to the First Amendment thereto dated as of March 30, 2009 (the “First Amendment”). The Original Note Purchase Agreement, as amended by the First Amendment, is referred to herein as the “Note Purchase Agreement”.

C. The Noteholders constitute Required Holders under the Note Purchase Agreement.

D. The Company and the Noteholders now desire to amend the Note Purchase Agreement and the First Amendment in the respects, but only in the respects, hereinafter set forth.

E. Capitalized terms used herein and the term “holder” shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

F. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding agreement according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Noteholders do hereby agree as follows:

SECTION 1. Second Amendment Effective Date.

The amendments set forth in Section 2 below shall become effective on the date upon which each of the following conditions precedent shall have been satisfied or waived (the “Second Amendment Effective Date”):

1.1. Counsel for the Noteholders shall have received counterparts of this Second Amendment, executed and delivered by a duly authorized officer of the Company and by duly authorized representatives of not less than the Required Holders.

1.2. Counsel for the Company shall have received counterparts of this Second Amendment, executed and delivered by duly authorized representatives of not less than the Required Holders.

1.3. The Company shall have paid to the Noteholders, pursuant to Section 12.5 of the Note Purchase Agreement after giving effect to this Second Amendment, Incremental Default Rate Interest (as defined in the Note Purchase Agreement as amended by this Second Amendment) for the period from and including March 30, 2009 to July 31, 2009.

1.4. The Company shall have paid all duly invoiced fees and expenses of the professional advisors to the Noteholders and the Committee (as defined in the First Amendment).

SECTION 2. Amendments.

From and after the Second Amendment Effective Date, the following amendments to the Note Purchase Agreement and the First Amendment shall be effective:

2.1. Section 12 of the Note Purchase Agreement shall be and is hereby amended by adding the following new Section 12.5 after the existing Section 12.4:

Section 12.5 Default Interest. Notwithstanding any other provision of this Agreement or the Notes, in addition to interest due pursuant to clause (a) of the first paragraph of the Notes, from and after the Second Amendment Effective Date and so long as any Event of Default shall be continuing or shall be deemed to be continuing pursuant to Section 1.2 of the First Amendment, but, with respect to the Events of Default continuing or deemed continuing on the Second Amendment Effective Date, effective retroactive to March 30, 2009, to the extent permitted by law, and whether or not any petition in bankruptcy has been filed with respect to the Company or any insolvency, reorganization or like proceeding has been commenced with respect to the Company, the unpaid principal balance of the Notes (whether or not overdue or accelerated) and any overdue payment of interest shall bear additional interest at a rate per annum equal to the difference between the Default Rate and the interest rate specified in clause (a) of the first paragraph of the Notes (“Incremental Default Rate Interest”). Incremental Default Rate Interest shall not accrue for any period during which interest accrues pursuant to clause (b) of the first paragraph of the Notes.

Incremental Default Rate Interest shall be paid monthly in arrears on the first Business Day of the following month, except as specified in Section 1.3 of the Second Amendment, and shall be paid in lawful money of the United States of America at the place where regular interest is paid. Notwithstanding the foregoing, if there are any overdue amounts of principal or interest in respect of the Notes, Incremental Default Rate Interest shall, at the option of any registered holder of the Notes, be payable on demand with respect to such holder’s Notes.

Incremental Default Rate Interest shall constitute interest on the Notes, and any default in the payment of Incremental Default Rate Interest shall constitute a Default, or, with the passage of five Business Days, an Event of Default, under Section 11(b).

2.2. Schedule B to the Note Purchase Agreement shall be and is hereby amended by adding the following new defined terms in their proper alphabetical order:

“Incremental Default Rate Interest” is defined in Section 12.5.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of August 18, 2009.

“Second Amendment Effective Date” shall have the meaning given to such term in the Second Amendment.

2.3. Section 1.1 of the First Amendment shall be and is hereby amended by deleting the last sentence of such Section 1.1 and substituting the following in lieu thereof:

Notwithstanding the subsequent termination of the Amendment Period, any declaration of acceleration of the Notes delivered during the Amendment Period (or delivered promptly after the Amendment Period if a good faith attempt was made to deliver such declaration of acceleration during the Amendment Period) shall be deemed effective as of the date specified in such declaration or, if not specified, as of the earlier of (i) date of delivery thereof and (ii) the last day of the Amendment Period.

SECTION 3. Representations, Warranties, Agreements and Acknowledgements of the Company.

3.1. To induce the Noteholders to enter into this Second Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this Second Amendment) to each Noteholder that:

(a) this Second Amendment (1) has been duly authorized by all requisite corporate and, if required, shareholder action on the part of the Company, (2) has been duly executed and delivered by the Company and (3) constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreement and the First Amendment, each as amended by this Second Amendment, and the Notes each constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally; and

(c) the execution, delivery and performance of this Second Amendment and the performance of the Note Purchase Agreement and the First Amendment, each as modified by this Second Amendment, and the performance of the Notes, (1) have been duly authorized by all requisite corporate action and, if required, shareholder action, (2) do not require the consent or approval of any governmental or regulatory body or agency, and (3) will not (A) violate (i) any provision of law, statute, rule or regulation, (ii) the Company’s certificate of incorporation or bylaws, or (iii) any order of any court or any other agency or governmental authority binding upon the Company or any Subsidiary of the Company, or (B) result in or constitute a breach or default (alone or with due notice or lapse of time or both) under, or the creation or imposition of any Lien pursuant to, any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which its properties or assets are or may be bound.

3.2. To induce the Noteholders to enter into this Second Amendment, the Company covenants, acknowledges and agrees with each Noteholder as follows:

(a) THE COMPANY HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE COMMITTEE AND EACH HOLDER AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, MANAGERS, SHAREHOLDERS, REPRESENTATIVES, PARENT ENTITIES, SUBSIDIARIES, AFFILIATES, AGENTS, SERVANTS, EMPLOYEES,

ATTORNEYS, CONSULTANTS, TRUSTEES, OFFICERS AND DIRECTORS, EACH IN THEIR REPRESENTATIVE AND IN THEIR INDIVIDUAL CAPACITIES (COLLECTIVELY, THE “RELEASED PARTIES”) FROM, AND IRREVOCABLY WAIVES, ANY AND ALL MANNER OF CLAIMS AND CAUSES OF ACTION, SUITS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, RIGHTS, VARIANCES, TRESPASSES, DAMAGES, JUDGMENTS, EXECUTIONS, CLAIMS, COUNTERCLAIMS, DEFENSES AND DEMANDS WHATSOEVER THAT IT EVER HAD, NOW HAS, OR HEREAFTER CAN, SHALL, OR MAY CLAIM TO HAVE AGAINST ANY OF THE RELEASED PARTIES OR THE OBLIGATIONS UNDER THIS SECOND AMENDMENT OR THE NOTES OR UNDER THE NOTE PURCHASE AGREEMENT OR THE FIRST AMENDMENT, EACH AS AMENDED HEREBY, ARISING FROM THE BEGINNING OF TIME TO THE DATE HEREOF, ARISING OUT OF OR RELATED TO THIS SECOND AMENDMENT, THE NOTE PURCHASE AGREEMENT, THE FIRST AMENDMENT, THE NOTES, USURY OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE. THE FOREGOING RELEASE EXPRESSLY INCLUDES ANY AND ALL PAST, PRESENT AND FUTURE CLAIMS AND OTHER MATTERS ABOUT WHICH THE COMPANY DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE OR OTHERWISE, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THE DECISION TO ENTER INTO THIS RELEASE.

(b) The Company hereby ratifies and reaffirms all of the terms, conditions and covenants, including but not limited to payment and performance obligations, contingent or otherwise, under the Notes and under the Note Purchase Agreement and the First Amendment, as each is modified by this Second Amendment. The Company hereby consents to this Second Amendment and acknowledges that the Note Purchase Agreement, the First Amendment (including, without limitation, Section 1.2 thereof) and the Notes remain in full force and effect and are hereby ratified and reaffirmed, subject to the amendments set forth herein. The execution of this Second Amendment shall not operate as a waiver of any right, remedy, power or privilege of any holder or serve to effect a novation of the obligations of the Company.

(c) The Company hereby acknowledges and agrees that Events of Default have occurred and are continuing and the Required Holders have the right, in their sole and absolute discretion, to declare the Notes matured and the entire unpaid principal amount of the Notes plus all accrued and unpaid interest thereon to be immediately due and payable.

(d) The Company hereby further acknowledges and agrees that (1) the relationships between the Company and each of the holders are governed by the Note Purchase Agreement and the First Amendment, each as modified by this Second Amendment, and the Notes and this Second Amendment, (2) no holder owes any fiduciary or special relationship to the Company, and no such relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (3) the rights and obligations of the Noteholders under this Second Amendment and under the Note Purchase Agreement, as modified by this Second Amendment, are several and not joint, and (4) any of the holders may trade in the Notes or other debt or equity securities of the Company or its Subsidiaries without the consent of the Company or any other holder, subject to applicable securities laws, and no holder shall have any responsibility for any such trading by any other holder.

(e) The Company hereby further acknowledges and agrees that (1) other than the First Amendment and this Second Amendment, the Original Note Purchase Agreement and the Notes have not been amended, and no Noteholder has made to the Company any promise, commitment or representation of any kind or character with respect to any other or further amendment, waiver or forbearance with respect to the Note Purchase Agreement or the Notes, (2) no Noteholder has any obligation to engage in discussions with the Company after the date hereof regarding any other or further amendment or any waiver or forbearance, (3) if the Company and any Noteholder engage in discussions regarding any other or further amendment, waiver or forbearance, such Noteholder, in its sole and absolute discretion, may terminate any such discussions at any time and for any reason, or may make any such discussions contingent upon such terms and conditions as it deems appropriate, (4) no Noteholder has any obligation under any circumstances to further amend or modify the terms of the Note Purchase Agreement or the Notes, offer any discounted payoff of the Notes, refinance the Notes, grant any forbearance or waiver, or extend any other financial accommodation to the Company or any of its Affiliates, (5) if the Company and one or more Noteholders engage in discussions regarding any other or further amendment, waiver or forbearance, neither the Company nor any Noteholder shall be bound by any agreement until that agreement has been reduced to a written instrument signed by each appropriate and necessary party, and (6) unless and until a written instrument specifically amending or waiving the Note Purchase Agreement and the Notes has been signed by all appropriate and necessary parties, the Original Note Purchase Agreement, as amended by the First Amendment and this Second Amendment, and the Notes, shall remain in full force and effect and unmodified.

(f) THE COMPANY HEREBY IRREVOCABLY RELEASES, REMISES AND FOREVER WAIVES AND DISCHARGES ANY AND ALL MANNER OF DEFENSES, OBJECTIONS, CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, SUITS, CHALLENGES, CONTROVERSIES, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED,

EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE (1) ARISING OUT OF OR RELATING TO ANY DECLARATION OF ACCELERATION OF THE NOTES DURING THE AMENDMENT PERIOD (AS DEFINED IN THE FIRST AMENDMENT), AND (2) ASSERTING THAT ANY DECLARATION OF ACCELERATION DURING THE AMENDMENT PERIOD IS INADEQUATE, DEFECTIVE, UNENFORCEABLE OR INEFFECTIVE TO CAUSE THE NOTES TO BE MATURED AND THE ENTIRE UNPAID PRINCIPAL AMOUNT OF THE NOTES PLUS ALL ACCRUED AND UNPAID INTEREST THEREON TO BE IMMEDIATELY DUE AND PAYABLE.

SECTION 4. Miscellaneous.

4.1. This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, the First Amendment and the Notes. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Original Note Purchase Agreement, the First Amendment or the Notes without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

4.2. The descriptive headings of the various sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.3. The Note Purchase Agreement and the First Amendment, each as modified by this Second Amendment, together with the Notes and this Second Amendment constitute the complete agreement between the parties and incorporate all prior agreements and representations, if any. This Second Amendment may not be amended or changed except in a writing signed by the party to be charged by said amendment or modification.

4.4. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding against the parties to this Second Amendment arising out of or relating to this Second Amendment in any way may be instituted in any federal or state court in the city of New York, County of New York, and the Company hereby waives any objections that it may now or hereafter have based on venue or forum non-conveniens of any such suit, action or proceeding, and further irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. This provision shall survive the termination of this Second Amendment.

4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

4.6. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

4.7. Each Noteholder represents and warrants that it is a holder of Notes.

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AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

By	/s/ Samuel A. Flax
	Its	Samuel A. Flax
Executive VP & General Counsel

Company Signature Page to Second Amendment

Accepted and Agreed to:

TABERNA PREFERRED FUNDING II, LTD.

BY:	TABERNA CAPITAL MANAGEMENT,LLC, ITS COLLATERAL MANAGER

	By:	/s/ Michael A. Fich
		Name:	Michael A. Fich
		Title:	Managing Director

Principal Amount of Notes Held: $

TABERNA PREFERRED FUNDING III, LTD.

BY:	TABERNA CAPITAL MANAGEMENT, LLC, ITS COLLATERAL MANAGER

	By:	/s/ Michael A. Fich
		Name:	Michael A. Fich
		Title:	Managing Director

Principal Amount of Notes Held: $

TABERNA PREFERRED FUNDING V, LTD.

BY:	TABERNA CAPITAL MANAGEMENT, LLC, ITS COLLATERAL MANAGER

	By:	/s/ Michael A. Fich
		Name:	Michael A. Fich
		Title:	Managing Director

Principal Amount of Notes Held: $

Noteholder Signature Page to Second Amendment